Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF QUINTANA MARITIME LIMITED
PURSUANT TO 18 U.S.C. § 1350
     In connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stamatis V. Molaris, Chief Executive Officer of Quintana Maritime Limited (the “Company”), hereby certify, to my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stamatis V. Molaris
Name: Stamatis V. Molaris
Date: November 4, 2005